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                                  EXHIBIT 99.1




                      DISTRIBUTION AND INDEMNITY AGREEMENT

                                     BETWEEN

                             LITTON INDUSTRIES, INC.

                                       AND

                               WESTERN ATLAS INC.



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                      DISTRIBUTION AND INDEMNITY AGREEMENT

                                TABLE OF CONTENTS

                                                           Page

ARTICLE I.     DEFINITIONS . . . . . . . . . . . . . . . .   1

     Section 1.01   General. . . . . . . . . . . . . . . .   1

ARTICLE II.    THE DISTRIBUTION. . . . . . . . . . . . . .   4

     Section 2.01   The Distribution . . . . . . . . . . .   4
     Section 2.02   Cooperation Prior to the
                      Distribution . . . . . . . . . . . .   5
     Section 2.03   Conditions to Distribution . . . . . .   5

ARTICLE III.   TRANSACTIONS RELATING TO
                 THE DISTRIBUTION. . . . . . . . . . . . .   6

     Section 3.01   Intercorporate Reorganization. . . . .   6
     Section 3.02   Repayment of Intercompany Indebtedness   7
     Section 3.03   Other Agreements . . . . . . . . . . .   8
     Section 3.04   The Western Atlas Board. . . . . . . .   8
     Section 3.05   Western Atlas Charter and By-laws. . .   8
     Section 3.06   Insurance. . . . . . . . . . . . . . .   8

ARTICLE IV.    INDEMNIFICATION . . . . . . . . . . . . . .  12

     Section 4.01   Indemnification by Litton. . . . . . .  12
     Section 4.02   Indemnification by Western Atlas . . .  12
     Section 4.03   Limitations on Indemnification
                      Obligations. . . . . . . . . . . . .  13
     Section 4.04   Procedures for Indemnification
                      of Third-Party Claims. . . . . . . .  13
     Section 4.05   Remedies Cumulative. . . . . . . . . .  17
     Section 4.06   Survival of Indemnities. . . . . . . .  17

ARTICLE V.     ACCESS TO INFORMATION; SERVICES . . . . . .  17

     Section 5.01   Access to Information. . . . . . . . .  17
     Section 5.02   Production of Witnesses. . . . . . . .  18
     Section 5.03   Retention of Records . . . . . . . . .  18
     Section 5.04   Confidentiality. . . . . . . . . . . .  18
     Section 5.05   Provision of Services. . . . . . . . .  19
     Section 5.06   Costs. . . . . . . . . . . . . . . . .  19
     Section 5.07   BEI Recoveries . . . . . . . . . . . .  19
     Section 5.08   WRH Recoveries . . . . . . . . . . . .  20

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                                                           Page

ARTICLE VI.    MISCELLANEOUS . . . . . . . . . . . . . . .  20

     Section 6.01   Complete Agreement; Construction . . .  20
     Section 6.02   Survival of Agreements . . . . . . . .  20
     Section 6.03   Expenses . . . . . . . . . . . . . . .  20
     Section 6.04   Governing Law. . . . . . . . . . . . .  20
     Section 6.05   Notices. . . . . . . . . . . . . . . .  21
     Section 6.06   Amendments . . . . . . . . . . . . . .  21
     Section 6.07   Successors and Assigns . . . . . . . .  21
     Section 6.08   Termination. . . . . . . . . . . . . .  22
     Section 6.09   No Third-Party Beneficiaries . . . . .  22
     Section 6.10   Titles and Headings. . . . . . . . . .  22
     Section 6.11   Legal Enforceability . . . . . . . . .  22
     Section 6.12   Arbitration. . . . . . . . . . . . . .  22

                                       ii

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                      DISTRIBUTION AND INDEMNITY AGREEMENT



          DISTRIBUTION AND INDEMNITY AGREEMENT (this "Agreement"), dated as of March 17, 1994, between LITTON INDUSTRIES, INC., a Delaware corporation ("Litton"), and WESTERN ATLAS INC., a Delaware corporation and, as of the date hereof, a wholly owned subsidiary of Litton ("Western Atlas").

          WHEREAS, the Litton Board has determined that it is appropriate and desirable to spin off its holdings of Western Atlas and Western Research Holdings, Inc., a Delaware corporation ("WRH"), by contributing the outstanding stock of WRH to Western Atlas and distributing all outstanding shares of Western Atlas Common Stock on a pro rata basis to holders of Litton Common Stock; and

          WHEREAS, Litton and Western Atlas have determined that it is appropriate and desirable to set forth the principal corporate transactions required to effect such distribution and certain other agreements that will govern certain matters relating to such distribution and the relationships thereafter between Litton and Western Atlas; and

          WHEREAS, Litton and Western Atlas are entering into this Agreement in the spirit of mutual benefit and good faith.

          NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, and the benefits to be derived from the distribution by Litton and Western Atlas, the parties hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

          Section 1.01 GENERAL. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          ACTION: any action, suit, arbitration, inquiry, proceeding or investigation by or before any court, any governmental or other regulatory or administrative agency or commission or any arbitration tribunal.

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          AFFILIATE:  as defined in Rule 12b-2 under the Exchange Act, including, with respect to Western Atlas, any Western Atlas Subsidiary and, with respect to Litton, any Litton Subsidiary.

          AGENT:  Chemical Bank, as distribution agent.

          BENEFITS AGREEMENT: the Benefits Agreement between Litton and Western Atlas, the form of which is attached hereto as Annex A.

          CODE:  the Internal Revenue Code of 1986, as amended.

          COMMISSION:  the Securities and Exchange Commission.

          DATA PROCESSING AGREEMENT: the Data Processing and Service Agreement between Litton and Western Atlas, the form of which is attached hereto as Annex B.

          DISTRIBUTION: the distribution to holders of Litton Common Stock of the shares of Western Atlas Common Stock owned by Litton on the Distribution Date.

          DISTRIBUTION DATE: the date determined by the Litton Board on which the Distribution shall be effected.

          EXCHANGE ACT:  the Securities Exchange Act of 1934, as amended.

          FORM 10: the registration statement on Form 10 filed by Western Atlas with the Commission to effect the registration of the Western Atlas Common Stock pursuant to the Exchange Act.

          INFORMATION STATEMENT: the information statement to be sent to the holders of Litton Common Stock in connection with the Distribution.

          INSURANCE PROCEEDS: those monies (i) received by an insured from an insurance carrier on an insurance claim or (ii) paid by an insurance carrier on behalf of the insured on an insurance claim, in either case net of any applicable deductibles, retentions, or costs paid by such insured, but such term does not refer to proceeds received from an insurer on an employee benefits group insurance policy.

          INTELLECTUAL PROPERTY AGREEMENT: the Intellectual Property Agreement between Litton and Western Atlas, the form of which is attached hereto as Annex C.

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          IRS:  the Internal Revenue Service.

          LIABILITIES: any and all debts, liabilities and obligations, absolute or contingent, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising and whether or not the same would be reflected on a balance sheet (unless otherwise specified in this Agreement), including all costs and expenses relating thereto, and including, without limitation, those debts, liabilities and obligations arising under any law, rule, regulation, Action, threatened Action, order or consent decree of any governmental entity or any award of any arbitrator of any kind, and those arising under any contract, commitment or undertaking.

          LINT AGREEMENT: the agreement between Litton International, S.A. and Western Atlas, the form of which is attached hereto as Annex D.

          LITTON BOARD:  the Board of Directors of Litton.

          LITTON COMMON STOCK:  the Common Stock, $1 par value, of Litton.

          LITTON INSURANCE PROGRAM: the insurance policies and self-insurance program of Litton referred to in Section 3.06 hereof.

          LITTON SUBSIDIARY: any direct or indirect subsidiary of Litton other than WRH, Western Atlas or any Western Atlas Subsidiary.

          LOSSES: any and all losses, Liabilities, claims, damages, obligations, fines, penalties, payments, costs and expenses, matured or unmatured, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, known or unknown (including, without limitation, the costs and expenses of any and all Actions, threatened Actions, demands, assessments, judg-ments, settlements and compromises relating thereto and attorneys' fees and any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any such Actions or threatened Actions).

          RECORD DATE: the close of business on the date to be determined by the Litton Board as the record date for the Distribution.

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          SERVICES AGREEMENT:  the Services and Support Agreement between Litton and Western Atlas, the form of which is attached hereto as Annex E.

          SUBSIDIARIES: the term "subsidiaries" as used herein with respect to any entity shall be deemed to refer to other entities in which such entity owns or controls a majority of the voting power and shall, unless otherwise indicated, be deemed to refer to both direct and indirect subsidiaries of such entity.

          TAX SHARING AGREEMENT: the Tax Sharing Agreement between Litton and Western Atlas, the form of which is attached hereto as Annex F.

          WESTERN ATLAS COMMON STOCK: the Common Stock, par value $1.00 per share, of Western Atlas.

          WESTERN ATLAS INTERNATIONAL AGREEMENT: the Western Atlas International Agreement between Litton and Western Atlas, the form of which is attached hereto as Annex G.

          WESTERN ATLAS SUBSIDIARY: WRH and any other direct or indirect subsidiary of Western Atlas that will remain a direct or indirect subsidiary of Western Atlas immediately following the Distribution Date, and any other direct or indirect subsidiary of Western Atlas that thereafter may be organized or acquired.

          WESTERN TAX AGREEMENT: the Agreement between Litton and WRH dated March 17, 1994 referred to in Section 4.01 of this Agreement.

          WRH COMMON STOCK: the Class A Common Stock, par value $1.00 per share, of WRH.


                                   ARTICLE II

                                THE DISTRIBUTION

          Section 2.01 THE DISTRIBUTION. Subject to Section 2.03 hereof, on the Distribution Date, Litton will deliver to the Agent, for the benefit of holders of record of Litton Common Stock on the Record Date, a single stock certificate, endorsed by Litton in blank, representing all of the then out-standing shares of Western Atlas Common Stock owned by Litton, and shall instruct the Agent to distribute on the Distribution Date (or as soon as practicable thereafter) the appropriate number of such shares of Western Atlas Common Stock to each

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such holder or designated transferee or transferees of such holder.  The
Distribution shall be effective on the Distribution Date. Western Atlas will provide to the Agent all share certificates and Litton will provide to the Agent any information required in order to complete the Distribution on the basis of one share of Western Atlas Common Stock for each share of Litton Common Stock outstanding on the Record Date.

          Section 2.02  COOPERATION PRIOR TO THE DISTRIBUTION.

          (a) Litton and Western Atlas have prepared, and Litton shall mail, prior to the Distribution Date, to the holders of Litton Common Stock, the Information Statement, which shall set forth appropriate disclosure concerning Western Atlas, the Distribution and other matters. Litton and Western Atlas have prepared, and Western Atlas has filed with the Commission, the Form 10, which includes or incorporates by reference the Information Statement. Litton and Western Atlas shall use reasonable efforts to cause the Form 10 to become effective under the Exchange Act as soon as practicable.

          (b) Litton and Western Atlas shall cooperate in preparing, filing with the Commission and causing to become effective any registration statements or amendments thereof which are required to reflect the establishment of, or amendments to, any employee benefit and other plans contemplated by the Benefits Agreement.

          (c) Litton and Western Atlas shall take all such action as may be necessary or appropriate under the securities or blue sky laws of states or other political subdivisions of the United States, in connection with the transactions contemplated by this Agreement.

          (d) Litton and Western Atlas have prepared, and Western Atlas has filed in preliminary form and shall seek to make effective, applications to list the Western Atlas Common Stock on the New York Stock Exchange (the "NYSE") and the Pacific Stock Exchange ("PSE").

          Section 2.03 CONDITIONS TO DISTRIBUTION. This Agreement and the consummation of each of the transactions provided for herein shall be subject to approval of the Litton Board. The Litton Board shall in its discretion establish the Record Date and the Distribution Date and all appropriate pro-cedures in connection with the Distribution, but in no event shall the Distribution Date occur prior to such time as each of the following have occurred or have been waived by the Litton Board in its sole discretion: (i) the Litton Board shall have formally approved the Distribution; (ii) the Form

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10 shall have been declared effective by the Commission; (iii) Litton shall have received a statement from the Staff of the Commission that the Distribution may be effected without registration of the Western Atlas Common Stock under the Securities Act of 1933; (iv) the Litton Board shall have received opinions of counsel satisfactory to it that the Distribution will be a tax-free "spin-off" under Section 355 of the Code; (v) the Board of Directors of Western Atlas, comprised as contemplated by Section 3.04, shall have been duly elected, and the Restated Certificate of Incorporation and the amended By-laws of Western Atlas, as described in Section 3.05, shall have been adopted and be in effect; (vi) the Western Atlas Common Stock shall have been authorized for listing on the NYSE;
(vii) the transactions contemplated by Sections 3.01, 3.02 and 3.03 shall have been consummated in all material respects; (viii) Western Atlas shall have arranged for a bank credit facility or comparable source of funding for its capital needs; and (ix) no preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a government, regulatory or administrative agency or commission, and no statute, rule, regulation or executive order promulgated or enacted by any governmental authority, shall be in effect preventing the payment of the Distribution; PROVIDED that the satisfaction of such conditions shall not create any obligation on the part of Litton or any other party hereto to effect the Dis-tribution or in any way limit Litton's power of termination set forth in Section
6.08 or alter the consequences of any such termination from those specified in such Section.


                                   ARTICLE III

                    TRANSACTIONS RELATING TO THE DISTRIBUTION

          Section 3.01  INTERCORPORATE REORGANIZATION.

          (a) On July 31, 1993, WRH declared and paid a property dividend in kind to Litton consisting of all of the assets, subject to all of the liabilities, of WRH except all shares of the capital stock of Western Atlas International, Inc. ("WAII") owned by WRH; the rights, interests and obligations of WRH under the Amalgamation Agreement dated as of April 30, 1987 among Litton, WRH, Dresser Industries, Inc. ("Dresser") and WAII and related agreements; and deferred income tax. Immediately prior to the Distribution, Litton shall transfer all of the outstanding WRH Common Stock to Western Atlas as a contribution to the capital of Western Atlas. At the Distribution, WRH shall be the owner of all of the out-

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standing capital stock of WAII except those shares which are owned by voting trusts related to the WAII Employee Stock Purchase Plan and treasury shares. At or prior to the Distribution there shall have been transferred to Western Atlas all of the outstanding shares of Canadian Western Atlas Inc. (formerly LITCOM Canada, Inc.), Western Atlas UK Limited (formerly LITCOM UK Limited), UHS International, Inc. (formerly Litton UHS International, Inc.), Litton Industrial Services, Inc., Unit Handling Systems International, Inc., M. M. & E., Inc., Gardiner Machine Company, and Standard Components Corp. The transfer of capital stock shall be effected by means of delivery of stock certificates duly endorsed or accompanied by duly executed stock powers and notation on the stock record books of the corporations or other legal entities involved.

          (b) Prior to the Distribution Date, Litton and Western Atlas shall take all steps necessary to increase the outstanding shares of Western Atlas Common Stock so that immediately prior to the Distribution, Litton will hold a number of shares of Western Atlas Common Stock equal to the number of shares of Litton Common Stock outstanding on the Record Date.

          Section 3.02  REPAYMENT OF INTERCOMPANY INDEBTEDNESS.  Upon the
Distribution:

          (a) Western Atlas shall pay to Litton, or Litton's designee, the sum of $360,109,698.63 advanced by Litton to pay the cash portion of the consideration required to consummate the purchase by Western Atlas of the shares of WAII from Dresser, together with interest payable to Dresser on the total purchase price;

          (b) Similarly, Western Atlas shall pay to Litton, or Litton's designee, the $100 million of Litton funds used to pay the cash portion of the initial consideration payable in the acquisition by WAII of the business and assets of the Halliburton Company geophysical business;

          (c) To the extent Litton has borrowed funds for the purposes of making the advances described in (a) and (b) above, Western Atlas will pay to Litton, or Litton's designee, interest costs incurred by Litton on such borrowings to the Distribution Date;

          (d) To the extent Litton has utilized cash for the purposes of making the advances set forth in (a) and (b) above, Western Atlas will pay to Litton, or Litton's designee, the amount Litton could have earned by investing such cash in

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short term investments yielding 3% during the period such cash was advanced to
Western Atlas prior to the Distribution Date;

          (e) To the extent Litton has paid up-front fees, whether characterized as arrangement fees, management fees, or otherwise, to the Agent or any of the Co-Agents pursuant to the $850,000,000 Credit Agreement of Western Atlas dated as of December 23, 1993, or has paid any installment of commitment fee for any period ended prior to the Distribution Date, Western Atlas will pay to Litton, or Litton's designee, the amount of such fees paid; and

          (f) Western Atlas shall pay to Litton, or Litton's designee, $100 million of the intercompany indebtedness owed to Litton by Western Atlas (remaining after the payments required by (a) through (e) immediately above), and any remaining balance of such intercompany indebtedness of Western Atlas and the Western Atlas Subsidiaries to Litton and the Litton Subsidiaries shall be contributed to the capital of Western Atlas.

          Section 3.03 OTHER AGREEMENTS. On or prior to the date of the Distribution, Litton and Western Atlas will execute and deliver agreements substantially in the form of Annexes A, C, E, F and G; Western Atlas shall execute and deliver, and Litton shall cause Litton Systems, Inc. to execute and deliver, the Agreement substantially in the form of Annex B; Western Atlas shall execute and deliver, and Litton shall cause Litton International, S.A. to execute and deliver, the Agreement substantially in the form of Annex D; and Western Atlas shall cause Western Research Holdings, Inc. to execute and deliver the Agreement substantially in the form of Annex G.

          Section 3.04 THE WESTERN ATLAS BOARD. Western Atlas and Litton shall take all actions that may be required to elect or otherwise appoint as directors of Western Atlas, on or prior to the Distribution Date, the persons named in the Form 10 to constitute the Board of Directors of Western Atlas on the Dis-tribution Date.

          Section 3.05 WESTERN ATLAS CHARTER AND BY-LAWS. Prior to the Distribution Date, (a) Litton shall cause the Restated Certificate of Incorporation of Western Atlas, substantially in the form of Annex B to the Form 10, to be filed with the Secretary of State of Delaware and to be in effect on the Distribution Date, and (b) the Board of Directors of Western Atlas shall adopt the By-laws of Western Atlas substantially in the form of Annex C to the Form 10.

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          Section 3.06  INSURANCE.

          (a) Since at least the early 1970s, Litton has provided insurance and self-insurance coverage to Western Atlas and the Western Atlas Subsidiaries (except that, with respect to the period commencing on and after April 30, 1987, WAII and its subsidiaries have participated in only parts of the Litton Insurance Program) through various policies of insurance and Litton's self-insurance programs, maintained by Litton for the benefit of itself and its subsidiaries for workers' compensation, general liability, aircraft liability, other liability, property and other insurable business risks and losses. Such insurance policies and self-insurance programs are referred to as the "Litton Insurance Program." Western Atlas and the Western Atlas Subsidiaries have paid premiums and premium-like charges to Litton to provide such insurance and self-insurance coverage, with deductibles, and for varying limits of liability. Litton will continue to provide such coverage to Western Atlas and the Western Atlas Subsidiaries for all such insured and Litton corporate self-insured incidents, acts or occurrences occurring from the date such coverage first commenced until 12:00 midnight on the Distribution Date or such later date as may be agreed to in writing by Litton and Western Atlas, and Western Atlas and the Western Atlas Subsidiaries shall pay Litton the costs, fees and expenses for such coverage in accordance with the past and current practices established be-tween Litton, Western Atlas and the Western Atlas Subsidiaries; provided, however, that WRH shall not be obligated for any further payments to Litton under the Litton Insurance Program with respect to periods ending on or before April 30, 1987. Such costs include, but are not limited to, premiums, deducti-bles, retrospective rating adjustments, assessments paid and audit adjustments completed.

          (b) Litton shall use reasonable efforts to assist Western Atlas and the Western Atlas Subsidiaries in obtaining their own separate, initial insurance and self-insurance coverage for Western Atlas and the Western Atlas Subsidiaries, effective with respect to incidents, acts or omissions occurring from and after the Distribution Date in such amounts as are agreed upon by the parties. Following the Distribution Date, each of the parties shall cooperate with and assist the other party in the prevention of conflicts or gaps in insurance coverage and/or collection of Insurance Proceeds.

          (c) Litton and Western Atlas agree that Western Atlas and the Western Atlas Subsidiaries shall have the right to present claims to Litton or Litton's insurers under the Litton Insurance Program for insured and self-insured inci-dents, acts or occurrences occurring from the date said coverage first

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commenced until the Distribution Date.  Any such claims shall be subject to the terms and conditions of the Litton Insurance Program which for this purpose shall include the so-called "tail" coverage referred to below in this subsection
(c). All such claims by Western Atlas or the Western Atlas Subsidiaries against Litton or Litton's insurers shall be presented promptly when known to Litton's Corporate Risk Management Department. The parties acknowledge that any such policies written on a "claims made" rather than "occurrence" basis may not, in their present form, provide coverage to Western Atlas and the Western Atlas Subsidiaries for incidents, acts or occurrences occurring prior to the Distribution Date but which are first reported after the Distribution Date and, accordingly, the parties have agreed that Litton shall acquire "tail" insurance coverage, effective upon the Distribution Date, with respect to such "claims made" policies on behalf of Western Atlas and the Western Atlas Subsidiaries so that insurance and self-insurance coverage for all incidents, acts or occurrences occurring prior to the Distribution Date shall be the responsibility of Litton or its insurers. Western Atlas shall promptly reimburse Litton for the cost of such "tail" insurance coverage. The terms and costs of such "tail" coverage shall be mutually agreed to by Litton and Western Atlas.

          (d) With respect to any insured or self-insured Losses or retroactive premium adjustments relating to assets and/or operations of Western Atlas and/or the Western Atlas Subsidiaries prior to the Distribution Date (other than any such Losses or retroactive insurance premium adjustments with respect to WRH for periods ending on or before April 30, 1987): (i) Litton shall pay over to Western Atlas within 60 days of receipt any Insurance Proceeds it receives on account of such Losses and any such retroactive premium reductions; and (ii) Western Atlas and the Western Atlas Subsidiaries shall reimburse Litton within 60 days of Litton's request for all costs, expenses or payments made by Litton after the Distribution Date to insurers on account of such Losses and any such retroactive premium increases. The defense of and the responsibility for any litigation pending at the Distribution Date, or commenced after the Distribution Date, relating to Western Atlas or the Western Atlas Subsidiaries and covered by the Litton Insurance Program shall continue to be managed in accordance with current practice notwithstanding the Distribution.

          (e) Notwithstanding the foregoing, with respect to the self-insured property program for the first $250,000 of losses for the United States and Canada operations of Litton and Western Atlas which is maintained by Litton (the "Litton

Property Loss Program"), an accounting shall be made as of 12:00 midnight of the Distribution Date and there shall be paid to Western Atlas by Litton, or Western Atlas shall pay to Litton, as the case may be, any pool excess or deficiency attributable to loss experience and premiums of Western Atlas and the Western Atlas Subsidiaries through the Distribution Date. Western Atlas and the Western Atlas Subsidiaries shall have no coverage under the Litton Property Loss Program after such accounting.

          (f) Litton maintains various bonding facilities on behalf of itself and its various subsidiaries, including Western Atlas and the Western Atlas Subsidiaries. Western Atlas and the Western Atlas Subsidiaries shall have the right to continue to have the benefit of such bonding facilities after the Distribution Date until Western Atlas is able to arrange its own bonding facilities; provided, however, that Western Atlas shall reimburse Litton for the amount of any Losses on Litton bonds covering Western Atlas and the Western Atlas Subsidiaries and shall also reimburse Litton for all fees and costs incurred by Litton with respect to Litton bonds covering Western Atlas and the Western Atlas Subsidiaries.

          (g) For purposes of this Section 3.06, the term Western Atlas Subsidiaries shall include WAII and its subsidiaries only to the extent that WAII and its subsidiaries have participated in the Litton Insurance Program, and the term Distribution Date means 12:00 midnight on the later of the date determined by the Litton Board on which the Distribution shall be effected or the later date agreed upon pursuant to subsection 3.06(a).

          (h) In recognition that premiums, premium adjustments, retrospective rating adjustments, assessments and audit adjustments have been paid or charged to Western Atlas and the Western Atlas Subsidiaries prior to the Distribution Date, and that similar such payments and charges will be made by and to Western Atlas and the Western Atlas Subsidiaries after the Distribution Date (other than with respect to WRH for periods ending on or before April 30, 1987), Litton agrees to coordinate and consult with Western Atlas and the Western Atlas Subsidiaries concerning the strategy to be pursued in insured litigation, and to provide access to all litigation pleadings, and other documents and correspondence, and copies thereof as requested by Western Atlas and the Western Atlas Subsidiaries, with respect to all litigation and claims against or related to Western Atlas and the Western Atlas Subsidiaries tendered pursuant to the Litton Insurance Program, whether before or after the Distribution Date. Litton further agrees to reasonably consult with Western Atlas prior to the commencement of any third-party action proposed in any such litigation and to reasonably consider any objections to such action expressed by Western Atlas; however, in circumstances in which the reasonable expectation is that Western Atlas and or Western Atlas Subsidiaries will be financially responsible for the entire result in the litigation, Litton shall not commence any third-party action over the objections of Western Atlas or the Western Atlas Subsidiaries. Further, Litton agrees that Western Atlas shall have full and complete access, during normal business hours, to all insurance policies which are or were included within the Litton Insurance Program at any time, including the right to copy the same.


                                    ARTICLE IV

                                 INDEMNIFICATION

          Section 4.01 INDEMNIFICATION BY LITTON. Except with respect to employee benefits or other Liabilities to employees, which shall be governed by the Benefits Agreement, and except with respect to insurance and self-insurance claims (other than insurance and self-insurance claims with respect to WRH for periods ending on or prior to April 30, 1987), which shall be governed by Sections 3.06 and 4.03 hereof, Litton shall indemnify, defend and hold harmless Western Atlas, each Affiliate of Western Atlas and each of their respective directors, officers, employees and agents (in their capacities as directors, officers, employees and agents of Western Atlas and its Affiliates) and each of the heirs, executors, successors and assigns of any of the foregoing (the "Western Atlas Indemnitees") from and against any and all Losses of the Western Atlas Indemnitees arising out of or due to the failure of Litton or any of its Affiliates to pay, perform or otherwise discharge in due course any item set forth on Schedule A. Anything in this Section 4.01 to the contrary not-withstanding, neither Litton nor any Litton Subsidiary shall have any liability whatsoever to either Western Atlas or any Western Atlas Subsidiary in respect of any Tax (as such term is defined in the Tax Sharing Agreement), except as otherwise provided in Schedule A hereto or in the Tax Sharing Agreement and the Agreement between Litton and Western Research Holdings, Inc., dated March 17, 1994, referred to in Section 5.04 of the Tax Sharing Agreement (the "Western Tax Agreement").

          Section 4.02 INDEMNIFICATION BY WESTERN ATLAS. Except with respect to employee benefits or other Liabilities to employees, which shall be governed by the Benefits Agreement, and except with respect to insurance and self-insurance claims (other than insurance and self-insurance claims with respect to WRH for periods ending on or prior to April 30, 1987), which shall be governed by Sections 3.06 and 4.03 hereof, Western Atlas shall indemnify, defend and hold harmless Litton, each Affiliate of Litton and each of their respective directors, officers, employees and agents (in their capacities as directors, officers, employees and agents of Litton and its Affiliates) and each of the heirs, executors, successors and assigns of any of the foregoing (the "Litton Indemnitees") from and against any and all Losses of the Litton Indemnitees arising out of or due to the failure of Western Atlas or any of its Affiliates to pay, perform or otherwise discharge in due course any item set forth on Schedule B. Anything in this Section 4.02 to the contrary notwithstanding, neither Western Atlas nor any Western Atlas Subsidiary shall have any liability whatsoever to either Litton or any Litton Subsidiary in respect of any Tax, except as otherwise provided in Schedule B hereto or in the Tax Sharing Agreement or the Western Tax Agreement.

          Section 4.03 LIMITATIONS ON INDEMNIFICATION OBLIGATIONS. The amount that any party (an "Indemnifying Party") is or may be required to pay to any other party (an "Indemnitee") pursuant to Section 4.01 or Section 4.02 shall be reduced (including, without limitation, retroactively) by any Insurance Proceeds or other amounts actually recovered by or on behalf of such Indemnitee, in reduction of the related Loss. If an Indemnitee shall have received the payment required by this Agreement from an Indemnifying Party in respect of any Loss and shall subsequently actually receive Insurance Proceeds or other amounts in respect of such Loss, then such Indemnitee shall pay to such Indemnifying Party a sum equal to the amount of such Insurance Proceeds or other amounts actually received (up to but not in excess of the amount of any indemnity payment made hereunder). An insurer who would otherwise be obligated to pay any claim shall not be relieved of the responsibility with respect thereto, or, solely by virtue of the indemnification provisions hereof, have any subrogation rights with respect thereto, it being expressly understood and agreed that no insurer or any other third party shall be entitled to a "windfall" (I.E., a benefit they would not be entitled to receive in the absence of the indemnification provisions hereof) by virtue of the indemnification provisions hereof.

          Section 4.04 PROCEDURES FOR INDEMNIFICATION OF THIRD-PARTY CLAIMS. Procedures for Indemnification of Third-Party Claims shall be as follows:

          (a) If an Indemnitee shall receive notice or otherwise learn of the assertion or probable assertion by a person (including, without limitation, any governmental entity) who is not a party to this Agreement or to any of the agreements in the form of Annexes A through G hereto or to the Western Tax Agreement (hereinafter referred to as the "Other Agreements") of any claim or of the commencement by any such person of any Action (a "Third-Party Claim") with respect to which an Indemnifying Party may be obligated to provide indemnification pursuant to Section 4.01, 4.02 or any other Section of this Agreement or pursuant to the Other Agreements, such Indemnitee shall give such Indemnifying Party written notice thereof promptly after becoming aware of such Third-Party Claim; PROVIDED that the failure of any Indemnitee to give notice as provided in this Section 4.04(a) shall not relieve the related Indemnifying Party of its obligations under this Article IV, unless the notice was intentionally withheld and such Indemnifying Party is prejudiced by such failure to give notice. Such notice shall describe the Third-Party Claim in reasonable detail and, if ascertainable, shall indicate the amount (estimated if necessary) of the Loss that has been or may be sustained by such Indemnitee.

          (b) An Indemnifying Party may elect to defend or to seek to settle or compromise, at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel, any Third-Party Claim. Within 30 days of the receipt of notice from an Indemnitee in accordance with Section 4.04(a) (or sooner, if the nature of such Third-Party Claim so requires), the Indemnifying Party shall notify the Indemnitee of its election whether the Indemnifying Party will assume responsibility for defending such Third-Party Claim, which election shall specify any reservations or exceptions. After notice from an Indemnifying Party to an Indemnitee of its election to assume the defense of a Third-Party Claim, such Indemnifying Party shall not be liable to such Indemnitee under this
Article IV for any legal or other expenses (except expenses approved in advance by the Indemnifying Party) subsequently incurred by such Indemnitee in connection with the defense thereof; PROVIDED that if the defendants in any such claim include both the Indemnifying Party and one or more Indemnitees and in any Indemnitee's reasonable judgment a conflict of interest between one or more of such Indemnitees and such Indemnifying Party exists in respect of such claim or if the Indemnifying Party shall have assumed responsibility for such claim with any reservations or exceptions, such Indemnitees shall have the right to employ separate counsel to represent such Indemnitees and in that event the reasonable fees and expenses of such separate counsel (but not more than one separate counsel reasonably satisfactory to the

Indemnifying Party) shall be paid by such Indemnifying Party; provided, however, if and to the extent that there is a conflict of defenses or positions among the Indemnitees, the Indemnitees shall have the right to retain such number of additional separate counsel, reasonably satisfactory to the Indemnifying Party, as is reasonably necessary to avoid such conflicts, and the Indemnifying Party shall be responsible for the reasonable fees and expenses of such additional separate counsel. If an Indemnifying Party elects not to assume responsibility for defending a Third-Party Claim, or fails to notify an Indemnitee of its election as provided in this Section 4.04(b), such Indemnitee may defend or (subject to the remainder of this Section 4.04(b)) seek to compromise or settle such Third-Party Claim. Notwithstanding the foregoing, neither an Indemnifying Party nor an Indemnitee may settle or compromise any claim over the objection of the other; PROVIDED, HOWEVER, that consent to settlement or compromise shall not be unreasonably withheld; and PROVIDED FURTHER, HOWEVER, if the Indemnifying Party has not affirmatively elected by written notice to the Indemnitee within 30 days of notice from the Indemnitee to assume the defense of, or to seek to settle or compromise the Third-Party Claim, and the Indemnifying Party has not similarly acknowledged, within such 30-day period, its responsibility to indemnify the Indemnitee against the Third-Party Claim, the Indemnitee may settle or compromise the Third-Party Claim over the objections of the Indemnifying Party without prejudice to the Indemnitee's claim against the Indemnifying Party. Neither an Indemnifying Party nor an Indemnitee shall consent to entry of any judgment or enter into any settlement of any Third-Party Claim which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee, in the case of a consent or settlement by an Indemnifying Party, or the Indemnifying Party, in the case of a consent or settlement by the Indemnitee, of a written release from all liability in respect to such Third-Party Claim.

          (c) If an Indemnifying Party chooses to defend or to seek to compromise or settle any Third-Party Claim, the related Indemnitee shall make available to such Indemnifying Party any personnel or any books, records or other documents within its control or which it otherwise has the ability to make available that are necessary or appropriate for such defense, settlement or compromise, and shall otherwise cooperate in the defense, settlement or compromise of such Third-Party Claims. The Indemnifying Party shall promptly reimburse the Indemnitee its out-of-pocket costs incurred in providing assistance pursuant to the foregoing sentence and for the Indemnitee's personnel costs on any occasion on which personnel of the Indemnitee spend one full day or more in providing such assistance.

          (d) Notwithstanding anything else in this Section 4.04 to the contrary, if an Indemnifying Party notifies the related Indemnitee in writing of such Indemnifying Party's desire to settle or compromise a Third-Party Claim on the basis set forth in such notice (provided that such settlement or compromise includes as an unconditional term thereof the giving by the claimant or plaintiff of a written release of the Indemnitee from all liability in respect thereof) and the Indemnitee shall notify the Indemnifying Party in writing that such Indemnitee declines to accept any such settlement or compromise, such Indemnitee may continue to contest such Third-Party Claim, free of any participation by such Indemnifying Party, at such Indemnitee's sole expense. In such event, the obligation of such Indemnifying Party to such Indemnitee with respect to such Third-Party Claim shall be equal to (i) the costs and expenses of such Indemnitee prior to the date such Indemnifying Party notifies such Indemnitee of the offer to settle or compromise (to the extent such costs and expenses are otherwise indemnifiable hereunder) PLUS (ii) the lesser of (A) the amount of any offer of settlement or compromise that such Indemnitee declined to accept and (B) the actual out-of-pocket amount such Indemnitee is obligated to pay subsequent to such date as a result of such Indemnitee's continuing to pursue such Third-Party Claim.

          (e) Any claim on account of a Loss that does not result from a Third-Party Claim shall be asserted by written notice given by the Indemnitee to the related Indemnifying Party. Such Indemnifying Party shall have a period of 30 days after the receipt of such notice within which to respond thereto. If such Indemnifying Party does not respond within such 30-day period, such Indemnifying Party shall be deemed to have refused to accept responsibility to make payment. If such Indemnifying Party does not respond within such 30-day period or rejects such claim in whole or in part, such Indemnitee shall be free to pursue such remedies as may be available to such party under this Agreement or under applicable law.

          (f) In addition to any adjustments required pursuant to Section 4.03, if the amount of any Loss shall, at any time subsequent to the payment required by this Agreement, be reduced by recovery, settlement or otherwise, the amount of such reduction that has been received by the Indemnitee, less any expenses incurred in connection therewith, shall promptly be repaid by the Indemnitee to the Indemnifying Party.

          (g) In the event of payment by an Indemnifying Party to any Indemnitee in connection with any Third-Party Claim, such Indemnifying Party shall be subrogated to and shall stand in the place of such Indemnitee as to any events or circumstances in respect of which such Indemnitee may have any right or claim relating to such Third-Party Claim against any claimant or plaintiff asserting such Third-Party Claim or against any other person. Such Indemnitee shall cooperate with such Indemnifying Party in a reasonable manner, and at the cost and expense of such Indemnifying Party, in prosecuting any subrogated right or claim.

          Section 4.05  REMEDIES CUMULATIVE.  The remedies provided in this
Article IV shall be cumulative and shall not preclude assertion by any Indemnitee of any other rights or the seeking of any and all other remedies against any Indemnifying Party under this Agreement or under Litton's directors and officers liability insurance policy.

          Section 4.06 SURVIVAL OF INDEMNITIES. The obligations of each of Litton and Western Atlas under this Article IV shall survive the sale or other transfer by it of any assets or businesses or the assignment by it of any Liabilities, with respect to any Loss of the other related to such assets, busi-nesses or Liabilities.


                                    ARTICLE V

                         ACCESS TO INFORMATION; SERVICES

          Section 5.01 ACCESS TO INFORMATION. From and after the Distribution Date, Litton shall afford to Western Atlas and its authorized accountants, counsel and other designated representatives (collectively, "Representatives") reasonable access (including using reasonable efforts to give access to persons or firms possessing information) and duplicating rights during normal business hours to all records, books, contracts, instruments, computer data and other data and information (collectively, "Information") within Litton's possession relating to Western Atlas or any Western Atlas Subsidiary, insofar as such access is reasonably required by Western Atlas or any Western Atlas Subsidiary, without cost to Western Atlas. Similarly, Western Atlas shall afford to Litton and its Representatives reasonable access (including using reasonable efforts to give access to persons or firms possessing information) and duplicating rights during normal business hours to Information within Western Atlas's possession or in the possession of the Western Atlas Subsidiaries relating to Litton or any Litton Subsidiary and insofar as such access is reasonably required by Litton or any Litton Subsidiary, without cost to Litton. For purposes of this Section 5.01 only, in the case of requests made to Western Atlas and the Western Atlas Subsidiaries, Information is limited to information relating to periods ending on or preceding the Distribution Date. Information may be requested under this Article V for, without limitation, audit, accounting, claims, litigation and tax purposes, as well as for purposes of fulfilling disclosure and reporting obligations and for performing this Agreement and the transactions contemplated hereby.

          Section 5.02 PRODUCTION OF WITNESSES. After the Distribution Date, each of Litton and Western Atlas and its respective subsidiaries shall use reasonable efforts to make available to the other party and its subsidiaries, upon written request, its directors, officers, employees and agents as witnesses to the extent that any such person may reasonably be required (giving consideration to business demands of such Representatives) in connection with any legal, administrative or other proceedings in which the requesting party may from time to time be involved, without cost to the requesting party.

          Section 5.03 RETENTION OF RECORDS. Except as otherwise required by law or agreed to in writing, each of Litton and Western Atlas shall retain, and shall cause its subsidiaries to retain following the Distribution Date, for a period consistent with the document retention policies in effect at Litton and Western Atlas, respectively, all significant Information relating to the business of the other and the other's subsidiaries, but not less than the three-year period following the Distribution Date. In addition, such Information shall not be destroyed or otherwise disposed of if during such period a party shall request in writing that any of the Information be retained for additional specific and reasonable periods of time at the expense of the party so requesting.

          Section 5.04 CONFIDENTIALITY. Each of Litton and the Litton Subsidiaries on the one hand, and Western Atlas and the Western Atlas Subsidiaries on the other hand, shall hold, and shall cause its Representatives to hold, in strict confidence, all Information concerning the other in its possession or furnished by the other or the other's Representatives pursuant to this Agreement or any of the Other Agreements (except to the extent that such Information has been (a) in the public domain through no fault of such party or
(b) later lawfully acquired from other sources by such party or subsequently de-veloped by such party), and each party shall not release or disclose such Information to any other person, except to its auditors, attorneys, financial advisors, bankers and other consultants and advisors, and on terms and conditions substantially the same as the terms and conditions on which such party releases its own Information, unless compelled to disclose by judicial or administrative process or, as advised by its counsel, by other requirements of law.

          Section 5.05  PROVISION OF SERVICES.

          (a) In addition to the services to be provided by Litton pursuant to the Data Processing Agreement and the Services Agreement and by Litton International S.A. pursuant to the Lint Agreement, Litton shall make available to Western Atlas, during normal business hours and in a manner that will not unreasonably interfere with Litton's business, its tax, internal audit, accounting, legal and similar staff services (collectively "Services") whenever and to the extent that they may be reasonably required in connection with the preparation of tax returns, audits, claims or litigation, and otherwise to assist in effecting an orderly transition following the Distribution. Litton shall be entitled to receive from Western Atlas, upon the presentation of invoices therefor, reimbursement for all direct and indirect costs of providing the Services, including such amounts relating to personnel, supplies, dis-bursements and other out-of-pocket expenses, to the extent provided for in the Services Agreement.

          (b) Western Atlas shall make available to Litton, during normal business hours and in a manner that will not unreasonably interfere with Western Atlas's business, Services whenever and to the extent that they may be reasonably required in connection with the preparation of tax returns, audits, claims or litigation, and otherwise to assist in effecting an orderly transition following the Distribution. Western Atlas shall be entitled to receive from Litton, upon the presentation of invoices therefor, reimbursement for all direct and indirect costs of providing the Services, including such amounts relating to personnel, supplies, disbursements and other out-of-pocket expenses, to the extent provided for in the Services Agreement.

          Section 5.06 COSTS. Unless otherwise provided in this Agreement, each party shall bear all costs and expenses of that party in its performance of its obligations under this Agreement.

          Section 5.07 BEI RECOVERIES. Western Atlas agrees to pay, or cause to be paid, to Litton or to Litton's designee any amounts recovered by Western Atlas or any of the Western

Atlas Subsidiaries on unrecorded assets of Business Equipment, Inc., including taxes receivable by its Italian branch after the Distribution net of any taxes payable with respect to such recoveries.

          Section 5.08 WRH RECOVERIES. In the event that, after the Distribution, WRH receives a refund of taxes and any related interest with respect to the deferred income taxes referred to in Section 3.01(a), Western Atlas shall cause WRH to promptly remit to Litton the amount so received on an after-tax basis and Western Atlas shall also cause WRH to pay over or transfer to Litton any other unrecorded assets of WRH attributable to or arising in all periods prior to the Distribution.


                                   ARTICLE VI

                                  MISCELLANEOUS

     Section 6.01 COMPLETE AGREEMENT; CONSTRUCTION. This Agreement, the Benefits Agreement and the Tax Sharing Agreement, including any schedules and exhibits hereto or thereto, and other agreements and documents referred to herein, shall constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter. Notwithstanding any other provisions in this Agreement to the contrary, in the event and to the extent that there shall be a conflict between the provisions of this Agreement and the provisions of any of the Other Agreements, the provisions of the Other Agreements shall control.

          Section 6.02 SURVIVAL OF AGREEMENTS. Except as otherwise contemplated by this Agreement, all covenants and agreements of the parties contained in this Agreement shall survive the Distribution Date.

          Section 6.03 EXPENSES. Except as otherwise set forth in this Agreement or any of the Other Agreements, all costs and expenses arising on or prior to the Distribution Date (whether or not then payable) in connection with the Distribution (other than the costs incurred in printing the stock cer-tificates of Western Atlas) shall be paid by Litton to the extent that appropriate documentation concerning such costs and expenses shall be provided to Litton.

          Section 6.04 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of laws thereof.

          Section 6.05 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be delivered by hand, mailed by registered or certified mail (return receipt requested), or sent by cable, telegram, telex or telecopy (confirmed by regular, first-class mail), to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice) and shall be deemed given on the date on which such notice is received:

          if to Litton:

               Litton Industries, Inc.
               360 North Crescent Drive
               Beverly Hills, California  90210
               Attention:  General Counsel

          if to Western Atlas:

               Western Atlas Inc.
               360 North Crescent Drive
               Beverly Hills, California  90210
               Attention:  General Counsel

          Section 6.06 AMENDMENTS. This Agreement may not be modified or amended except by an agreement in writing signed by the parties.

          Section 6.07 SUCCESSORS AND ASSIGNS. Neither party shall have the right to assign this Agreement or any of its rights or interests herein without the written consent of the other party, and any attempted assignment without such consent shall be null and void; provided, however, that Litton shall have the right to assign this Agreement to a purchaser or acquirer of substantially all of the business, properties, and assets of Litton or to the survivor of a statutory merger or consolidation to which Litton is a constituent party; pro-vided, however, that Western Atlas shall have the right to assign this Agreement to a purchaser or acquirer of substantially all of the business, properties and assets of Western Atlas or to the survivor of a statutory merger or consolida-tion to which Western Atlas is a constituent party; and provided further, however, that in the event of any such assignment by Litton or Western Atlas, Litton or Western Atlas, as the case may be, shall nevertheless remain liable and obligated under this Agreement. This Agreement and the Agreements in the form of Annexes A through G hereof, as the same may be amended or modified, and the provisions hereof and thereof, shall be binding upon and inure to the benefit of the parties and their respective suc-cessors and permitted assigns.

          Section 6.08 TERMINATION. This Agreement may be terminated and the Distribution abandoned at any time prior to the Distribution Date by and in the sole discretion of the Litton Board without the approval of Western Atlas or Litton's shareholders. In the event of such termination, no party shall have any liability of any kind to any other party on account of such termination except that expenses incurred in connection with the transactions contemplated hereby shall be paid as provided in Section 6.03.

          Section 6.09 NO THIRD-PARTY BENEFICIARIES. Except for the provisions of Article IV relating to Indemnitees, and except as may be otherwise provided for in any of the Agreements in the form of Annexes A through G hereof, as the same may be amended or modified, this Agreement is solely for the benefit of the parties hereto and their respective Affiliates and should not be deemed to confer upon third parties (including any employee of Litton or Western Atlas or any Litton or Western Atlas Subsidiary) any remedy, claim, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

          Section 6.10 TITLES AND HEADINGS. Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.


          Section 6.11 LEGAL ENFORCEABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without prejudice to any rights or remedies otherwise available to any party hereto, each party hereto acknowledges that damages would be an inadequate remedy for any breach of the provisions of this Agreement and agrees that the obligations of the parties hereunder shall be specifically enforceable.

          Section 6.12 ARBITRATION. Any dispute hereunder which is not resolved by agreement of the parties, shall be subject to resolution by arbitration in Los Angeles, California in accordance with the Rules of the American Arbitration Association but subject to the procedural stipulation set forth on Schedule C. Any decision or award in such arbitration shall be legally enforceable between the parties by any Court of competent jurisdiction. Such arbitration proceeding shall be conducted before a single arbitrator unless either party requests a panel of three arbitrators.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

                              LITTON INDUSTRIES, INC.



                              By:   /s/ Rudolph E. Lang, Jr.
                                 -----------------------------

                              WESTERN ATLAS INC.



                              By:   /s/ Joseph T. Casey
                                 -----------------------------

                                   SCHEDULE A


          Items with respect to which Litton will indemnify the Western Atlas Indemnitees in accordance with Section 4.01 of the Agreement:

          (1) All Losses arising out of the businesses conducted or to be conducted by Litton or any Litton Subsidiary, whether such Losses relate to events occurring, or whether such Losses are asserted, before or after the Distribution Date, excluding the businesses conducted or to be conducted by Western Atlas (whether directly or through a subsidiary or Affiliate of Western Atlas) and the Western Atlas Subsidiaries; PROVIDED, HOWEVER, that the foregoing exclusion shall not extend to, and Litton shall indemnify Western Atlas and the Western Atlas Subsidiaries, as provided above and in Section 4.01, from and against, all Losses arising out of, or attributable to, any and all of the businesses or operations of Litton or any of Litton's current or former subsidiaries (including Western Atlas and the Western Atlas Subsidiaries) included within Litton's accounts designated Discontinued Operations or Opera-tions Held for Sale (the "Discontinued Operations") which have been discontinued, designated discontinued (excluding Western Atlas's inclusion in such account), liquidated, sold or otherwise disposed of at any time on or prior to the Distribution Date except to the extent provided for in the Benefits Agreement;

          (2) All of Litton's and any of the Litton Subsidiary's Liabilities arising out of this Agreement or any of the Other Agreements, except as otherwise provided for in such Other Agreements;

          (3) Any Losses of Western Atlas UK Limited, formerly Litton UK Limited ("Western Atlas UK") and the Liabilities of Litton Precision Products International, Inc. ("LPPI") and Litton UK Limited, formerly Classicprobe Limited ("Litton UK") arising out of the sales transaction of August 1993 of the Interconnection Operation of Western Atlas UK to LPPI, and of the Avionics Operations of Western Atlas UK to Litton UK;

          (4) Any Losses of Western Atlas Canada Ltd., formerly Litton Canada Inc. ("Western Atlas Canada") and the

Liabilities of Litton Canada Ltd., formerly 1042489 Ontario, Inc. ("LCI") arising out of the sales transaction in August 1993 of the Kester Operation and of the Litton Computer Systems Operation of Western Atlas Canada to LCI;

          (5) Any Losses of Western Atlas and the Liabilities of Cresticon, Inc. ("Cresticon"), arising out of the sales transaction and assignments in August 1993 of certain real properties, real property interests and other properties and assets of Western Atlas to Cresticon;

          (6) Any Losses of Litton Business Systems Holland, NV ("LBS Holland") and the Liabilities of LPPI arising out of the sale transaction in July 1993 of the LPPI Operation of LBS Holland to LPPI;

          (7) Any Liabilities of WRH arising on or before, or attributable to any period preceding, the Distribution; and

          (8) All Losses arising out of or based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, with respect to all information set forth in the following sections of the Information Statement or any preliminary or final Form 10 or any amendment thereto: "Introduction"; "The Distribution"; "Arrangements Between Litton and Western Atlas Relating to the Distribution"; "Summary of Certain Information" (only to the extent that such summary includes information also contained in the foregoing sections); and any letter to shareholders from an officer of Litton.

                                   SCHEDULE B


          Items with respect to which Western Atlas will indemnify the Litton Indemnitees in accordance with Section 4.02 of the Agreement:

          (1) All Losses arising out of any guarantees, indemnities, or obligations to third parties, including, without limitation, letters of credit and surety bonds, of Litton or any Litton Subsidiary with respect to any obliga-tions of Western Atlas or any Western Atlas Subsidiary to third parties excluding, however, any such obligations of Western Atlas or any Western Atlas Subsidiary with respect to any of the Discontinued Operations, as that term is defined in Schedule A except for the Liabilities of Western Atlas under the Benefits Agreement which shall be included within Western Atlas's indemnity of Litton and the Litton Subsidiaries;

          (2) All Losses arising out of the businesses conducted or to be conducted by Western Atlas (whether directly or through a subsidiary or Affiliate of Western Atlas) and the Western Atlas Subsidiaries, excluding any Liability of Western Atlas or of any of the Western Atlas Subsidiaries with respect to Discontinued Operations, whether such Losses relate to events occurring, or whether such Losses are asserted before or after the Distribution Date;

          (3) The liability and obligation of Litton or of any Litton Subsidiary under or with respect to any Revenue Bond financing related to any of the properties and assets of Western Atlas or any of the Western Atlas Subsidiaries, irrespective of whether or not Litton has suffered actual loss;

          (4) All of Western Atlas's and any of the Western Atlas Subsidiaries' Liabilities arising out of this Agreement or any of the Other Agreements, except as otherwise provided for in such Other Agreements; and

          (5) All Losses arising out of or based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, with respect to all information contained in the Information Statement or any preliminary or final Form 10 or any amendment thereto; PROVIDED, HOWEVER, that such indemnification shall not apply to any Losses that arise out of or are based upon any statement or omission made in any of the sections of the Information Statement or Form 10 that are listed in paragraph (7) of Schedule A.

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


                                   SCHEDULE C


                          ARBITRATION PROCEDURAL RULES




     1.   ADMINISTRATION AND CONDUCT OF ARBITRATION.
          (a) At the discretion of the Arbitrator, an administrative conference with the Arbitrator and the parties and/or their representatives will be scheduled in appropriate cases to expedite the Arbitration proceedings.
          (b) It is intended that the Arbitration be conducted in an expeditious manner and without evidentiary hearing or oral presentation and argument, unless the Arbitrator determines that an evidentiary hearing, and/or oral presentation or argument is required for the rendition of an award or a decision. However, any such evidentiary hearing shall be limited to not more than fifteen days, and oral presentation and argument shall be limited to eight hours, with time equally divided between the parties.
          (c) On such schedule as may be established by the Arbitrator, each of the parties shall submit simultaneous briefs, including exhibits, to the Arbitrator supporting their respective positions. There shall be no limit to the number of pages included in such briefs or to the number of exhibits. Each party shall have a reasonable opportunity, as determined by the Arbitrator, to reply to the brief of the other. The Arbitrator shall have the right to request additional written statements of all or any of the parties; provided that each party shall have the reasonable opportunity to reply to any such additional statements submitted in response to the request of the Arbitrator.
          (d) The Arbitrator shall render its award or decision within two months of the Arbitrator's appointment.

     2. FIXING OF LOCALE. The parties may mutually agree to the locale where the Arbitration is to be held. If the parties cannot agree on the locale, the Arbitrator shall have the power to determine the locale and its decision shall be final and binding.

     3.   DATE, TIME AND PLACE OF HEARING.   The Arbitrator shall set the date,
time, and place for any hearing. The Arbitrator shall mail to each party notice thereof at least ten days in advance, unless the parties by mutual agreement waive such notice or modify the terms thereof.

     4. POSTPONEMENTS. The Arbitrator for good cause shown may postpone any hearing upon the request of a party or upon the Arbitrator's own initiative, and shall also grant such postponement when all of the parties agree thereto.

     5. OATHS. Before proceeding with the first hearing, the Arbitrator may take an oath of office and, if required by law, shall do so. The Arbitrator may require witnesses to

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testify under oath administered by any duly qualified person and, if it is required by law, shall do so.

     6.   ORDER OF PROCEEDINGS AND COMMUNICATION WITH ARBITRATOR.
          (a) A hearing shall be opened by the filing of the oath of the Arbitrator, where required, and by the recording of the date, time, and place of the hearing, and the presence of the Arbitrator, the parties, and their representatives, if any.
          (b) The Arbitrator may, at the beginning of the hearing, ask for statements clarifying the issues involved.
          (c) The complaining party shall then present evidence and/or argument, as required by the Arbitrator, to support its claim. The defending party shall then present evidence and/or argument supporting its position and responding to the position of the other. Witnesses, if any, for each party shall submit to questions or other examination. The Arbitrator has the discretion to vary this procedure but, within the time limits specified above, shall afford a full and equal opportunity to all parties for the presentation of any material and relevant evidence.
          (d) Exhibits, when offered by either party, may be received in evidence by the Arbitrator. The names and addresses of any witnesses and a description of the exhibits in the order received shall be made a part of the record.

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

          (e) There shall be no direct communication between the parties and the Arbitrator other than at oral hearing, unless the parties and the Arbitrator agree in writing.

     7. ARBITRATION IN THE ABSENCE OF A PARTY OR REPRESENTATIVE. Unless the law provides to the contrary, the Arbitration may proceed in the absence of any party or representative who, after due notice, fails to be present or fails to obtain a postponement ("absent in default"). An award shall not be made solely on the default of a party. The Arbitrator shall require the party who is present to submit such evidence as the Arbitrator may require for the making of an award.

     8.   EVIDENCE.
          (a) The parties may offer such evidence as is relevant and material to the dispute and shall produce such evidence as the Arbitrator may deem necessary to an understanding and determination of the dispute.
          (b) The Arbitrator shall be the judge of the relevance and materiality of the evidence offered, and conformity to legal rules of evidence shall not be necessary. All evidence shall be taken in the presence of the Arbitrator and all of the parties, except where any of the parties is absent in default or has waived the right to be present.

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

     9. EVIDENCE BY AFFIDAVIT AND POST-HEARING FILING OF DOCUMENTS OR OTHER EVIDENCE.
          (a) The Arbitrator may receive and consider the evidence of witnesses by affidavit, but shall give it only such weight as the Arbitrator deems it to be entitled to after consideration of any objection made to its admission.
          (b) If the parties agree or the Arbitrator directs that documents or other evidence be submitted to the Arbitrator after the hearing, the documents or other evidence shall be filed with the Arbitrator. All parties shall be afforded an opportunity to examine such documents or other evidence.

     10. CLOSING OF HEARING. If satisfied that the record is complete, the Arbitrator shall declare the hearing closed and a minute thereof shall be recorded. If briefs are to be filed, the hearing shall be declared closed as of the final date set by the Arbitrator for the receipt of briefs. If documents are to be filed as provided in Section 9 and the date set for their receipt is later than that set for the receipt of briefs, the later date shall be the date of closing of the hearing.

     11. REOPENING OF HEARING. The hearing may be reopened on the Arbitrator's initiative at any time before the award is made. If reopening the hearing would prevent the making of the award within the specified time limit, the matter may not be reopened unless the parties agree on an extension of time.

     12. WAIVER OF ORAL HEARING. The parties may provide, by written agreement, for the waiver of oral hearing in any case.

     13. WAIVER OF RULES. Any party who proceeds with the Arbitration after knowledge that any provision or requirement of these rules has not been complied with and who fails to state an objection thereto in writing shall be deemed to have waived the right to object.

     14. EXTENSIONS OF TIME. The parties may modify any period of time by mutual agreement. The Arbitrator may for good cause extend any period of time established by these rules, except the time for making the award. The Arbitrator shall notify the parties of any extension.

     15. SERVING OF NOTICE. Each party shall be deemed to have consented that any papers, notices, or process necessary or proper for the initiation or continuation of an Arbitration under these rules, for any court action in connection therewith, or for the entry of judgment on any award made under these rules may be served on a party by mail addressed to the party or its representative at the last known address or by personal service, in or outside the state where the Arbitration is to be held, provided that reasonable


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

opportunity to be heard with regard thereto has been granted to the party.

     16. TIME OF THE AWARD. The award shall be made promptly by the Arbitrator and, unless otherwise agreed by the parties in writing or specified by law, no later than thirty days from the date of closing the hearing, or, if oral hearings have not been held, from the date of the transmittal of the final briefs, statements and proofs to the Arbitrator.

     17.  AWARD UPON SETTLEMENT.   If the parties settle their dispute during
the course of the Arbitration, the Arbitrator may set forth the terms of the agreed settlement in an award. Such an award is referred to as a consent award.

     18. DELIVERY OF AWARD TO PARTIES. Parties shall accept as legal delivery of the award the placing of the award or a true copy thereof in the mail addressed to a party or its representative at the last known address, personal service of the award, or the filing of the award in any other manner that is permitted by law.

     19.  APPLICATIONS TO COURT AND EXCLUSION OF LIABILITY.
          (a) No judicial proceeding by a party relating to the subject matter of the Arbitration shall be deemed a waiver of the party's right to arbitrate.

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

          (b) Parties to these rules shall be deemed to have consented that judgment upon the Arbitration award may be entered in any federal or state court having jurisdiction thereof.

     20. INTERPRETATION AND APPLICATION OF RULES. The Arbitrator shall interpret and apply these rules insofar as they relate to the Arbitrator's powers and duties. If there is more than one Arbitrator and a difference arises among them concerning the meaning or application of these rules, it shall be decided by a majority vote.

     21. COMPLEX PROCEDURES. Notwithstanding the foregoing, if the parties mutually agree, any Arbitration to be conducted between the parties may be conducted in the manner provided for in the Supplementary Procedure for Large Complex Disputes of the American Arbitration Association.

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